As filed with the Securities and Exchange Commission on August 7, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
COMMERCIAL VEHICLE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	41-1990662
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
7800 Walton Parkway
New Albany, Ohio 43054
(614) 289-5360
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Aneezal H. Mohamed, Esq.
Chief Legal Officer, Compliance Officer and Secretary
Commercial Vehicle Group, Inc.
7800 Walton Parkway
New Albany, Ohio 43054
Telephone: (614) 289-0326
Telecopy: (614) 289-0189
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
Eric Scarazzo
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166-0193
(212) 351-4000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PROSPECTUS
Subject to Completion, dated August 7, 2025
COMMERCIAL VEHICLE GROUP, INC.
Up to 3,934,776 Shares of Common Stock
This prospectus relates to the resale of up to 3,934,776 shares of our common stock, par value $0.01 per share (the “Common Stock”) by the selling stockholders named in this prospectus (the “Selling Stockholders”), which are issuable upon the exercise of warrants to purchase Common Stock with a term of five years that are exercisable any time from the date of issuance (the “Warrants”), and any additional shares of Common Stock issuable upon exercise of the Warrants as a result of stock splits, stock dividends and anti-dilution provisions in the Warrants. The Warrants originally were issued on June 27, 2025 in connection with our entry into a term loan facility. The Selling Stockholders may sell the shares on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, on the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. We provide more information about how the Selling Stockholders may sell their shares of Common Stock in the section of this prospectus entitled “Plan of Distribution.”
The Selling Stockholders will receive all of the net proceeds from the sale of shares of our Common Stock in this offering. The Selling Stockholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the Selling Stockholders may sell their shares hereunder following the effective date of the registration statement of which this prospectus forms a part.
Our Common Stock is listed on the NASDAQ Global Select Market (“Nasdaq”) under the symbol “CVGI.” The last reported sale price of our Common Stock on Nasdaq on August 6, 2025 was $1.90 per share. We recommend that you obtain current market quotations for our Common Stock prior to making an investment decision.
You should carefully read this prospectus, together with the documents we incorporate by reference, before you invest in our Common Stock.
Investing in our Common Stock involves risks. See “Risk Factors” in this prospectus. You should also consider the risk factors described in the documents incorporated by reference into this prospectus, including the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission on March 17, 2025 and any subsequent reports on Form 10-Q.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated           , 2025

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the securities described in this prospectus in one or more offerings. Information about the Selling Stockholders may change over time.
This prospectus provides you with a general description of the shares that the Selling Stockholders may offer. Each time a Selling Stockholder sells shares using this prospectus, to the extent necessary and required by law, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. In addition, the prospectus supplement also may add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
This prospectus contains and incorporates by reference information that you should consider when making your investment decision. Neither we, nor the Selling Stockholders, have authorized anyone including any dealer, salesperson or other person to give any information or to represent anything not contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus or any accompanying prospectus supplement does not offer to sell or ask for offers to buy any securities other than those to which it relates and it does not constitute an offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information contained in this prospectus, any accompanying prospectus supplement or any document incorporated by reference in each of them is current only as of its date. Our business, financial condition, results of operations and prospects may have changed since those dates.
In this prospectus, except as otherwise indicated or as the context otherwise requires, all references to “CVG,” the “Company,” “we,” “us,” “our” and “ours” refer to Commercial Vehicle Group, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC, and we have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus, you should refer to the registration statement, its exhibits and schedules and our reports, proxies, information statements and other information filed with the SEC. Our filings are available to the public on the Internet, through a database maintained by the SEC at www.sec.gov. Our filings are also available, free of charge, on our website at www.cvgrp.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except any information that is superseded by information that is included in a document subsequently filed with the SEC.
This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus until the termination of an offering of securities, except that we are not incorporating by reference any information furnished (and not filed) with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 17, 2025 (the “2024 Form 10-K”);
•our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025, filed with the SEC on May 6, 2025 and August 4, 2025, respectively (the “2025 Form 10-Q”);
•our Current Reports on Form 8-K filed with the SEC on February 13, 2025, April 7, 2025, May 19, 2025, June 30, 2025, August 4, 2025 and August 7, 2025;
•the description of our Common Stock, par value $0.01 per share, included in our registration statement on Form 8-A (Registration No. 000-50890), filed on August 5, 2004, as subsequently amended and updated from time to time, including by our Description of Securities, filed as Exhibit 4.11 to our Annual Report on Form 10-K (Registration No. 001-34365), filed on March 16, 2020; and
•other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant’s Annual Report referred to in (a) above.
Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.
A copy of any document incorporated by reference in this prospectus may be obtained at no cost by writing or telephoning us at the following address and telephone number:
7800 Walton Parkway
New Albany, Ohio 43054
Attention: Aneezal Mohamed
Telephone: (614) 289-0326
Telecopy: (614) 289-0189
We maintain a website at www.cvgrp.com. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our website and the information contained on that website, or connected to that website, are not incorporated by reference in this prospectus. You may read and copy any materials we file with the SEC at the SEC’s website mentioned under the heading “Where You Can Find More Information.” The information on the SEC’s website is not incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and information incorporated by reference into each of them, and any related free-writing prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. Forward-looking statements in this prospectus and the documents incorporated by reference herein include, but are not limited to, statements regarding industry outlook, our expectations for future periods with respect to our plans to improve financial results, the future of our end markets changes in the Class 8 and Class 5-7 North America truck build rates, performance of the global construction and agricultural equipment business, our prospects in the wire harness and electric vehicle markets, our initiatives to address customer needs, organic growth, our strategic plans and plans to focus on certain segments, competition faced by us, volatility in and disruption to the global economic environment, including global supply chain constraints, inflation and labor shortages, tariffs and counter-measures, financial covenant compliance, anticipated effects of acquisitions or divestitures, production of new products, plans for capital expenditures and our results of operations or financial position and liquidity and other factors set forth under “Item 1A. Risk Factors” in our 2024 Form 10-K and any subsequent reports on Form 10-Q. Such forward-looking statements concern our anticipated results and progress of our operations in future periods, planned exploration and development of our properties and plans related to our business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “may,” “might,” “will,” “could,” “can,” “shall,” “should,” “would,” “leading,” “objective,” “intend,” “contemplate,” “design,” “predict,” “potential,” “plan,” “target” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements.
You should not place undue reliance on forward-looking statements, which speak only as of the date that they were made. Moreover, you should consider these cautionary statements in connection with any written or oral forward-looking statements that we may issue in the future. Except as required by law, we do not undertake any obligation to release publicly any revisions to forward-looking statements after completion of this offering to reflect later events or circumstances or to reflect the occurrence of unanticipated events. In light of the risks and uncertainties described above, the forward-looking events and circumstances discussed in this prospectus and the documents incorporated by reference might not occur and are not guarantees of future performance.
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PROSPECTUS SUMMARY
The following summary should be read together with the information contained in other parts of this prospectus and the information incorporated by reference herein. This summary highlights selected information contained elsewhere in this prospectus. You should read this prospectus, including the documents we incorporate by reference, carefully to understand fully the terms of the offering as well as other considerations that are important to you in making a decision to invest in the shares of our Common Stock. You should pay special attention to the “Risk Factors” section of this prospectus and the “Risk Factors” section in our 2024 Form 10-K and any subsequent reports on Form 10-Q to determine whether an investment in the shares of Common Stock is appropriate for you.
OUR COMPANY
We are a global provider of systems, assemblies and components to the global commercial vehicle market and the electric vehicle markets. We deliver real solutions to complex design, engineering and manufacturing problems while creating positive change for our customers, industries, and communities we serve.
We have manufacturing operations in the United States, Mexico, China, United Kingdom, Czech Republic, Ukraine, Morocco, Thailand, India and Australia. Our products are primarily sold in North America, Europe, and the Asia-Pacific region. We primarily manufacture customized products to meet the requirements of our customer. We believe our products are used by a majority of the North American Commercial Truck manufacturers, many construction and agriculture vehicle original equipment manufacturers, parts and service dealers and distributors.
CORPORATE INFORMATION
We are incorporated in the State of Delaware. We maintain executive offices at 7800 Walton Parkway New Albany, Ohio 43054, and our telephone number is (614) 289-5360. Our website address is www.cvgrp.com. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus, and the reference to our website in this prospectus is an inactive textual reference only.

THE OFFERING
We are registering for resale by the Selling Stockholders named herein the shares described below:

Shares offered by the Selling Stockholders
Shares of Common Stock issuable upon exercise of the Warrants, including the 3,934,776 shares of Common Stock initially issuable thereunder and any additional shares of Common Stock issuable as a result of stock splits, stock dividends and anti-dilution provisions in the Warrants.

Terms of the offering	The Selling Stockholders will determine when and how they will dispose of the shares. See “Plan of Distribution.”

Use of proceeds
We will not receive any of the proceeds from the sale or other disposition of the shares by the Selling Stockholders. However, the Company will receive the proceeds of any cash exercise of the Warrants. See “Use of Proceeds.”

Risk factors
You should read and consider the information set forth under the heading “Risk Factors” on page 3 of this prospectus, together with the risk factors and cautionary statements described in our 2024 Form 10-K and any subsequent Quarterly Reports on Form 10-Q, incorporated by reference herein, before deciding to invest in shares of our Common Stock.

Nasdaq Global Select Market Symbol	“CVGI”

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our 2024 Form 10-K, as supplemented and updated by subsequent periodic and current reports that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement before investing in any of our securities. Our financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face and new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance.
For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and prospects could be materially adversely affected. Also, please read the cautionary statement in this prospectus under “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to the Offering
Future sales of our Common Stock in the public market may depress our share price.
Sales of a substantial number of shares of our Common Stock in the public market, or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities or other securities convertible into or exchangeable for equity securities, regardless of whether there is any relationship between such sales and the performance of our business.
The market price of our Common Stock could decline as a result of sales in the market by a few large stockholders, such as Selling Stockholders, or the perception that these sales could occur, including as a result of the registration statement of which this prospectus forms a part. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.
Our stockholders may experience substantial dilution in the value of their investment or may otherwise have their interests impaired if we issue additional shares of our capital stock, including as a result of the exercise of the Warrants.
Our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) allows us to issue up to 65 million shares of our Common Stock and up to five million shares of preferred stock. To raise additional capital, we may in the future sell additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that are lower than the prices paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could result in substantial dilution to the interests of existing stockholders. For example, on June 27, 2025, we issued the Warrants. The Warrants will expire five years after their date of issuance. The exercise of the Warrants will dilute the value of the Common Stock and stockholder voting power.
Pursuant to our Certificate of Incorporation, our board of directors may authorize the issuance of up to five million shares of preferred stock at any time and from time to time, with such terms and preferences as the board of directors determines and without any stockholder approval other than as may be required by Nasdaq rules. The issuance of such shares of preferred stock could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of such preferred stock could also be used as a method of discouraging, delaying, or preventing a change of control.

We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our Common Stock as to distributions and in liquidation, which could negatively affect the value of our Common Stock.
In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is unsecured or secured by up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured notes, preferred stock, hybrid securities or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt would receive distributions of our available assets before distributions to holders of our Common Stock, and holders of securities senior to the Common Stock would receive distributions of our available assets before distributions to the holders of our Common Stock. Because our decision to incur debt and issue securities in future offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.
Our management will have broad discretion over the use of the proceeds received from the exercise of the Warrants, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.
Our management will have broad discretion as to the use of the proceeds from the exercise of the Warrants, if any, and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management regarding the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, results of operations and cash flows.

USE OF PROCEEDS
We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of the shares covered hereby. The net proceeds from the sale of the shares offered by this prospectus will be received by the Selling Stockholders. However, we will receive the proceeds of any cash exercise of the Warrants.
Subject to limited exceptions, the Selling Stockholders will pay any broker or underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of any of the shares; provided that we will bear the cost of up to $25,000 of such expenses for legal services. We will bear the costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and counsel of the Selling Shareholders and our independent registered public accounting firm.

SELLING STOCKHOLDERS
This prospectus covers the public resale of the shares beneficially owned by the Selling Stockholders listed in the table below. The table below presents information regarding the Selling Stockholders and the shares that they may offer and sell from time to time under this prospectus. The Selling Stockholders may from time to time offer and sell any or all of the shares set forth below pursuant to this prospectus and any accompanying prospectus supplement. We are registering the resale of these shares of Common Stock to satisfy certain registration rights we have granted to the Selling Stockholders pursuant to the terms of the Investor Rights Agreement, dated June 27, 2025, entered into in connection with our entry into a term loan facility (the “Investor Rights Agreement”).
The table also provides information regarding the beneficial ownership of our Common Stock by the Selling Stockholders as adjusted to reflect the assumed sale of all of the shares of Common Stock offered under this prospectus. The ownership percentage indicated in the following table is based on 36,983,950 total outstanding shares of our Common Stock as of August 6, 2025.
The Selling Stockholders may sell some, all or none of their shares. We do not know for how long the Selling Stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the Selling Stockholders, provided that the shares issued upon exercise of Warrants may only be offered after such Warrants are exercised pursuant to the terms of the Warrants.

	Shares Beneficially Owned Prior to the Offering(1)		Number of Shares Being Registered for Resale	Shares Beneficially Owned After the Offering(1)(2)
Name of Selling Stockholders	Shares	Percentage		Shares	Percentage
TCW Rescue Financing Fund LP(3)	3,660,668	10%	3,660,668	—	—%
West Virginia Direct Lending LLC(4)	274,108	1%	274,108	—	—%
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(1)“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. Notwithstanding the foregoing, the beneficial ownership amounts assume the ownership and sale of all Common Stock that may be offered pursuant to this prospectus without taking into account certain limitations, including that a holder of a Warrant is prohibited from exercising such warrant if, as a result of such exercise, such holder, together with its affiliates, would beneficially own more than 4.99% of the total number of shares of Common Stock issued and outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon such exercise.
(2)Assumes all shares offered by each of the Selling Stockholders hereby are sold and that each of the Selling Stockholders buy or sell no additional shares of Common Stock prior to the completion of this offering.
(3)Consists of shares of Common Stock that may be acquired upon the exercise of Warrants held by the Selling Stockholders. TCW Asset Management Company LLC, a Delaware limited liability company (“TAMCO”) is the investment manager of TCW Rescue Financing Fund II LP, a Delaware limited partnership (“TCW Rescue”) and West Virginia Direct Lending LLC, a Delaware limited liability company (“WVD”). TAMCO is a wholly owned subsidiary of The TCW Group, Inc., a Nevada corporation (“TCW Group,” and together with TAMCO, TCW Rescue, and WVD, “TCW”). The address of the principal business office of TCW is 515 S Flower St, Los Angeles, CA 90071.

PLAN OF DISTRIBUTION
We are registering the shares issued to the Selling Stockholders to permit the registered sale, transfer or other disposition of these shares by the Selling Stockholders or their donees, pledgees, transferees or other successors-in-interest from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares. We will, or will procure to, bear all fees and expenses incident to our obligation to register the shares.
The Selling Stockholders may, from time to time, sell or otherwise dispose of any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales or other dispositions may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•to or through underwriters or purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•short sales;
•broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;
•a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law.
The Selling Stockholders also may resell or dispose of all or a portion of the shares in open market transactions in reliance upon Rule 144, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.
If the shares are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering) or commissions or agent’s commissions. Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.
The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of Common Stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Stockholders. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act. In connection with sales of the shares of Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those shares. The Selling Stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.
The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
We are required to pay certain fees and expenses that we incur incident to the registration of the Common Stock. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that the Selling Stockholders will sell any or all of the shares of Common Stock registered pursuant to the shelf registration statement, of which this prospectus.

LEGAL MATTERS
The validity of the Common Stock offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. If the shares are being distributed through underwriters or agents, the validity of the Common Stock will be passed upon for the underwriters or agents by counsel identified in the related prospectus supplement. Matters relating to the shares will be passed for the Selling Stockholders by each of the Selling Stockholders’ own respective counsel.
EXPERTS
The consolidated financial statements of Commercial Vehicle Group, Inc. as of December 31, 2024 and 2023, and for each of the years in the three year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Up to 3,934,776 Shares
Common Stock
PROSPECTUS
               , 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution.
The following table shows the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts are estimated.

Type	Amount
SEC registration fee	$1,102.42
Printing expenses		(1)
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Transfer agent fees and expenses		(1)
Rating agency fees		(1)
Trustee’s and depositary’s fees and expenses		(1)
Miscellaneous expenses		(1)
Total		$(1)
__________________
(A)These fees are calculated based on the securities offered, the manner of the offerings and the number of issuances and accordingly cannot be estimated at this time.
Item 15.    Indemnification of Directors and Officers.
The Company is governed by the Delaware General Corporation Law, or DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.
The Company’s Certificate of Incorporation authorize the indemnification of its officers and directors, consistent with Section 145 of the Delaware General Corporation Law, as amended. The Company maintains customary policies of insurance that provide coverage (i) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (ii) to the Company with respect to indemnification payments that it may make to such directors and officers.

Item 16.    Exhibits.
A list of exhibits filed with this registration statement is set forth in the Exhibit Index, and such exhibits are incorporated into this Item 16 by reference.

Exhibit No.	Description	Incorporation by Reference
4.1	Amended and Restated Certificate of Incorporation	Incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q (File No. 0-50890) filed with the SEC on September 17, 2004
4.2	Certificate of Amendment	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-34365) filed with the SEC on May 13, 2011
4.3	Certificate of Amendment	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-34365) filed with the SEC on May 15, 2015
4.4	Certificate of Amendment	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-34365) filed with the SEC on May 18, 2018
4.5	Certificate of Designations of Series A Preferred Stock	Incorporated by reference to Exhibit A of Exhibit 4 to the Company’s Current Report on Form 8-K (File No. 000-50890) filed on May 22, 2009.
4.6	Certificate of Designations, Preferences and Rights of Series B Junior Participating Preferred Stock	Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-34365) filed on June 25, 2020
4.7	Amended and Restated By-Laws	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-34365) filed with the SEC on February 07, 2023
4.8	Form of Warrant, dated June 25, 2025	Incorporated by reference to Exhibit 10.3 to the Company’s current Report on Form 8-K (File No. 001-34365) filed with the SEC on June 30, 2025
5.1	Opinion of Gibson, Dunn & Crutcher LLP
23.1	Consent of KPMG LLP, independent registered public accounting firm
23.4	Consent of Gibson, Dunn & Crutcher LLP (included as part of Exhibit 5.1)
24.1	Power of Attorney (included in the signature pages)
107	Filing Fee Table
Item 17.    Undertakings.
The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
(iii)Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(8)That:
(i)For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(ii)For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant, Commercial Vehicle Group, Inc., a Delaware company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Ohio, on August 7, 2025.

COMMERCIAL VEHICLE GROUP, INC.

By:	/s/ James R. Ray, Jr
Name:	James R. Ray, Jr
Title:	Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned do hereby constitute and appoint Aneezal Mohamed as his or her true and lawful attorney-in- fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, supplements to this registration statement and subsequent registration statements relating to the offering to which this registration statement relates (including pursuant to Rule 462(b)), and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that such attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 7, 2025.

Signature	Title

/s/ William C. Johnson	Chairman and Director
William C. Johnson

/s/ James R. Ray	President, Chief Executive Officer (Principal Executive Officer) and Director
James R. Ray

/s/ Andy Cheung	Chief Financial Officer (Principal Financial Officer)
Chung Kin Cheung ("Andy Cheung")	Chief Accounting Officer (Principal Accounting Officer)

/s/ Melanie C. Cook	Director
Melanie C. Cook

/s/ J. Michael Nauman	Director
J. Michael Nauman

/s/ Jeffrey S. Niew	Director
Jeffrey S. Niew

/s/ Wayne M. Rancourt	Director
Wayne M. Rancourt